UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 1, 2011, Morgans Hotel Group Co. (the “Company”) announced that it had entered into a hotel management and residential licensing agreement for a 310-room Mondrian-branded hotel in the 1,000 acre destination resort metropolis, Baha Mar Resort, in Nassau, The Bahamas. This hotel is expected to represent the fifth Mondrian hotel in the expansion of the Company’s iconic brand.

Upon completion and opening of the hotel, the Company will operate Mondrian at Baha Mar pursuant to a 20-year management and residential licensing agreement. The Company is required to fund approximately $10 million of key money just prior to and upon the opening of the hotel. At the signing of the management agreement, $10 million was placed in escrow and the Company is in the process of replacing this obligation with a $10 million standby letter of credit with a term of up to 48 months.

The hotel is scheduled to open in late 2014.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit contained in this current report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Exhibit Number	Description
99.1	Press Release dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: August 1, 2011	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 1, 2011